Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS FIRST QUARTER 2013 RESULTS
Company reconfirms guidance for 2013

Seattle, WA - April 30, 2013 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for the first quarter ended March 31, 2013. Revenue for the quarter was $79.5 million compared to $112.3 million in the prior year period. Cray reported a net loss for the quarter of $7.6 million or $0.20 per share compared to net income of $5.0 million or $0.13 per share in the first quarter of 2012.

Please note, all figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP measures to non-GAAP measures is included with the financial tables of this press release. Non-GAAP net loss, which adjusts for selected unusual and non-cash items, was $8.4 million or $0.23 per share, for the first quarter of 2013, compared to non-GAAP net income of $9.0 million, or $0.24 per share, for the first quarter 2012.

Total gross profit margin for the first quarter of 2013 was 30% compared to 40% for the first quarter of 2012. Non-GAAP total gross profit margin for the first quarter of 2013 was 32%. For the first quarter of 2013, product margin was 24% and service margin was 50%. Product margin for the first quarter of 2013 was negatively impacted in part by non-cash items related to the acquisition of Appro and the weakening of the Japanese Yen.

Operating expenses for the first quarter of 2013 were $36.9 million, consistent with the prior year period. Non-GAAP operating expenses for the first quarter of 2013 were $35.2 million.

The first quarter of 2013 operating results included $2.8 million for depreciation. Non-cash, pre-tax items excluded for non-GAAP purposes for the first quarter of 2013 were $0.6 million for amortization of acquired and other intangibles, $1.0 million for purchase accounting adjustments, and $1.7 million for stock compensation expense.

As of March 31, 2013, cash and investments totaled $251 million compared to $323 million as of December 31, 2012. Working capital at the end of the first quarter was $283 million, unchanged compared to December 31, 2012.

“We had a solid first quarter,” said Peter Ungaro, president and CEO of Cray. “In HPC, our latest generation XC30 supercomputer is off to a strong start with a number of big wins and is shipping to customers around the world, and our new CS300 cluster is gaining traction.  In Big Data, our storage and graph analytics offerings are continuing to make progress in this fast growing market.  While we have a lot of work left to do in order to achieve our outlook, we remain on track to deliver strong revenue growth and I'm excited about our prospects for the rest of the year.”

2013 Outlook
While a wide range of results remains possible for 2013, we expect revenue to be approximately $500 million for the year. Revenue is expected to ramp quarterly during 2013 with roughly $80 million in the second quarter and about 45% of the annual revenue expected in the fourth quarter. For 2013, overall gross margins are anticipated to be in the mid-30% range. Total operating expenses for 2013 are expected to be in the range of $160 million. Non-GAAP adjustments to pre-tax earnings are anticipated to be over $10 million in 2013, driven by stock-based compensation and acquisition related expenses. Based on this outlook, we expect to be profitable on a GAAP and non-GAAP basis for 2013.

Cray's 2013 effective income tax rate is currently projected to be about 40% but is dependent on a number of variables. Based on this outlook, due to Cray's substantial net operating loss carryforwards, the annual income tax provision is expected to be largely non-cash and the effective non-GAAP tax rate is expected to be 7-10%.

Actual results for any future period are subject to large fluctuations given the nature of Cray's business.

Recent Highlights

•
In March, Cray was awarded a $32 million contract by the Swiss National Supercomputing Centre (CSCS) to upgrade and expand its Cray XC30 supercomputer and to provide a new Sonexion storage system. The system is expected to be operational in 2014.

•	During the first quarter, the Japan Advanced Institute for Science and Technology (JAIST) put the first Cray XC30 supercomputer in Asia into production.

•
In March, Cray's YarcData division announced a strategic partnership with QinetiQ North America (QNA), a leading defense solutions and advanced technology provider, to deliver solutions around YarcData's Urika graph analytics appliance to QNA customers. In April, YarcData also announced the winners of the YarcData Graph Analytics Challenge showcasing the increasing applicability and adoption of graph analytics.

•
In February, Cray introduced a new solution combining the Intel Distribution for Apache Hadoop software with the Cray CS300 line of supercomputers. Cray plans to begin shipping this Big Data offering in the second quarter of 2013.

•
In April, Cray announced the appointment of Prith Banerjee as a member of the Board of Directors and as Chair of the Strategic Technology Assessment Committee, effective May 1, 2013. Banerjee is Chief Technology Officer and a member of the global executive committee of the ABB Group.

Conference Call Information
Cray will host a conference call today, Tuesday, April 30, 2013 at 1:15 p.m. PDT (4:15 p.m. EDT) to discuss its first quarter 2013 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (855) 894-4205 and enter the access code 52565837. International callers should dial (832) 900-4685. To listen to the audio webcast, go to the Investors section of the Cray website at http://investors.cray.com.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the access code 52565837. The conference call replay will be available for 48 hours, beginning at 4:30 p.m. PDT on Tuesday, April 30, 2013.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating Cray's financial and operational performance in the same way that the management evaluates Cray's financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray's business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors.
Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures, required by generally accepted accounting principles, or GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray's SEC filings.

About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging 40 years of experience in developing and servicing the world's most advanced supercomputers, Cray offers a comprehensive portfolio of high performance computing (HPC) systems, storage, and Big Data solutions delivering unrivaled performance, efficiency and scalability. Cray's Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to surpass today's limitations and meeting the market's continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray's financial guidance and expected future operating results and its product delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that Cray is not able to realize the expected benefits of the acquisition of Appro and Cray's new Cluster Solutions business, the risk that Cray's Big Data growth initiatives, including storage, are not successful, the risk that Cray will not be able to secure orders for Cray systems to be delivered and accepted in 2013 when or at the levels expected, the risk that the systems ordered by customers are not delivered when expected or do not perform as expected once delivered, the risk that customer acceptances are not received when expected or at all, the risk that

Cray is not able to achieve anticipated gross margin or expense levels, and such other risks as identified in Cray's quarterly report on Form 10-Q for the period ended March 31, 2013, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray's expectations.

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Cray is a registered trademark of Cray Inc. in the United States and other countries and Cray XC30, Cray CS300, Sonexion, YarcData and Urika are trademarks of Cray Inc. Other product and service names mentioned herein are the trademarks of their respective owners.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenue:
Product	$59,868	$95,977
Service	19,679	16,330
Total revenue	79,547	112,307
Cost of revenue:
Cost of product revenue	45,570	57,550
Cost of service revenue	9,827	9,601
Total cost of revenue	55,397	67,151
Gross profit	24,150	45,156
Operating expenses:
Research and development, net	20,226	23,750
Sales and marketing	11,143	7,873
General and administrative	5,485	5,130
Total operating expenses	36,854	36,753
Income (loss) from operations	(12,704)	8,403
Other income (expense), net	(335)	220
Interest income (expense), net	376	(1)
Income (loss) before income taxes	(12,663)	8,622
Income tax (expense) benefit	5,054	(3,658)
Net income (loss)	$(7,609)	$4,964
Basic net income (loss) per common share	$(0.20)	$0.14
Diluted net income (loss) per common share	$(0.20)	$0.13
Basic weighted average shares outstanding	37,335	35,528
Diluted weighted average shares outstanding	37,335	36,906

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$165,455	$253,065
Short-term investments	72,631	52,563
Accounts and other receivables, net	58,885	13,440
Inventory	78,581	89,796
Prepaid expenses and other current assets	12,905	11,823
Total current assets	388,457	420,687
Long-term investments	12,451	17,577
Property and equipment, net	26,226	25,543
Service inventory, net	1,434	1,490
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	7,402	7,981
Deferred tax assets	11,871	10,041
Other non-current assets	13,637	12,813
TOTAL ASSETS	$475,660	$510,314

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,618	$34,732
Accrued payroll and related expenses	10,280	25,927
Other accrued liabilities	5,308	8,616
Deferred revenue	56,788	68,060
Total current liabilities	104,994	137,335
Long-term deferred revenue	29,835	29,254
Other non-current liabilities	2,812	3,179
TOTAL LIABILITIES	137,641	169,768
Shareholders’ equity:
Common stock and additional paid-in capital	580,877	577,938
Accumulated other comprehensive income	7,395	5,181
Accumulated deficit	(250,253)	(242,573)
TOTAL SHAREHOLDERS’ EQUITY	338,019	340,546
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$475,660	$510,314

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
GAAP to non-GAAP Net Income
(Unaudited; in millions except per share amounts)

		Three Months Ended March 31,
		2013	2012
GAAP Net Income (Loss)		$(7.6)	$5.0

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.1	0.1
Purchase accounting adjustments	(2)	1.0	—
Amortization of acquired and other intangibles	(2)	0.5	—
Total adjustments impacting gross profit		1.6	0.1

Non-GAAP gross margin percentage		32%	40%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	1.6	1.1
Amortization of acquired intangibles	(2)	0.1	—
Total adjustments impacting operating expenses		1.7	1.1

Non-GAAP adjustments impacting tax provision:
Income tax on reconciling items	(3)	0.3	(0.1)
Other items impacting tax provision	(4)	(4.4)	2.9
Total adjustments impacting tax provision		(4.1)	2.8

Non-GAAP Net Income (Loss)		$(8.4)	$9.0

Non-GAAP Net Income (Loss) per common share		$(0.23)	$0.24

Diluted weighted average shares		37.3	36.9

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International Inc.
(3) Tax impact associated with reconciling items at non-GAAP tax rate
(4) Adjustments to reflect cash tax impact considering benefits principally related to Cray's net operating loss carryforwards and changes in Cray's valuation allowance held against deferred tax assets

CRAY INC.
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended March 31, 2013
		Net Loss	Operating Loss	Gross Profit	Gross Margin	Operating Expenses
GAAP		$(7.6)	$(12.7)	$24.2	30%	$36.9

Share-based compensation	(1)	1.7	1.7	0.1		1.6
Purchase accounting adjustments	(2)	1.0	1.0	1.0
Amortization of acquired intangibles	(2)	0.6	0.6	0.5		0.1
Income tax on reconciling items	(3)	0.3
Other items impacting tax provision	(4)	(4.4)
Total reconciling items		(0.8)	3.3	1.6	2%	1.7

Non-GAAP		$(8.4)	$(9.4)	$25.8	32%	$35.2

		Three Months Ended March 31, 2012
		Net Income	Operating Income	Gross Profit	Gross Margin	Operating Expenses
GAAP		$5.0	$8.4	$45.2	40%	$36.8

Share-based compensation	(1)	1.2	1.2	0.1		1.1
Income tax on reconciling items	(3)	(0.1)
Other items impacting tax provision	(4)	2.9
Total reconciling items		4.0	1.2	0.1	—%	1.1

Non-GAAP		$9.0	$9.6	$45.3	40%	$35.7

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International Inc.
(3) Tax impact associated with reconciling items at non-GAAP tax rate
(4) Adjustments to reflect cash tax impact considering benefits principally related to Cray's net operating loss carryforwards and changes in Cray's valuation allowance held against deferred tax assets